Exhibit 10.19

ELIO MOTORS, INC.
2016 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

1.
Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.
Definitions. The following definitions shall apply as used herein and in the individual Option Agreements except as defined otherwise in an individual Option Agreement. In the event a term is separately defined in an individual Option Agreement, such definition shall supersede the definition contained in this Section 2.

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)
“Applicable Laws” means the legal requirements relating to the Plan and the Options under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options granted to residents therein.

(d)
“Assumed” means that pursuant to a Corporate Transaction either (i) the Option continues to be maintained by the Company or (ii) the contractual obligations represented by the Option are assumed by the successor entity or its Parent in connection with the Corporate Transaction with equitable and appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option and the exercise price thereof which preserves the intrinsic value of the Option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Option.

(e)           “Board” means the Board of Directors of the Company.

(f)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)
the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

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(ii)
a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(i)	“Common Stock” means the common stock of the Company, no par value per share.

(j)	“Company” means Elio Motors, Inc., an Arizona corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(k)
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)
“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(m)
“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in an individual Option Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

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(n)
“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)
a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)	the complete liquidation or dissolution of the Company;

(iv)
any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)
acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(o)	“Director” means a member of the Board or the board of directors of any Related Entity.

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(p)
“Disability” means such term (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)
“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(s)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii) above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(t)	“Grantee” means an Employee, Director or Consultant who receives an Option under the Plan.

(u)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means an option to purchase Shares pursuant to an Option Agreement granted under the Plan.

(y)
“Option Agreement” means the written agreement or other instrument evidencing the grant of an Option, including any amendments thereto. An Option Agreement may be in the form of an agreement to be executed by both the Grantee and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments.

(z)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)	“Plan” means this Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan.

(bb)	“Related Entity” means any Parent or Subsidiary of the Company.

(cc)
“Replaced” means that pursuant to a Corporate Transaction the Option is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the intrinsic value of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Option. The determination of Option comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(dd)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

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(ee)	“Share” means a share of the Common Stock.

(ff)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock and Cash Subject to the Plan.

(a)
Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Options is 2,000,000 Shares. The Shares to be issued pursuant to Options may be authorized, but unissued, or reacquired Common Stock.

(b)
Shares that actually have been issued under the Plan pursuant to an Option shall not be returned to the Plan and shall not become available for future issuance under the Plan. To the extent an Option (or portion thereof) is forfeited, canceled or expires (whether voluntarily or involuntarily), the Shares subject to the forfeited, canceled or expired portion thereof shall also not be returned to the Plan and shall not become available for future issuance under the Plan. Any Shares covered by an Option which are surrendered (i) in payment of the Option exercise price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Option shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Options under the Plan.

4. Administration of the Plan.

(a)	Plan Administrator.

(i)
Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)
Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board or Committee may also authorize one or more Officers to administer the Plan with respect to Options to Employees or Consultants who are neither Directors nor Officers (and to grant such Options) and may limit such authority as the Board or Committee, as applicable, determines from time to time.

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(iii)
Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)
Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board or any Committee, the Administrator shall have the authority, in its discretion to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation:

(i)	to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

(ii)	to determine whether, when and to what extent Options are granted hereunder;

(iii)	to determine the number of Shares to be covered by each Option granted hereunder;

(iv)	to approve forms of Option Agreements for use under the Plan;

(v)	to determine the terms and conditions of any Option granted hereunder;

(vi)
to amend the terms of any outstanding Option granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Option shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as adversely affecting the rights of the Grantee. The reduction of the exercise price of any Option awarded under the Plan and canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option or for cash, in each case, shall not be subject to stockholder approval;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(viii)
to construe and interpret the terms of the Plan, any rules and regulations under the Plan and Options, including without limitation, any notice of award or Option Agreement, granted pursuant to the Plan;

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(ix)	to approve corrections in the documentation or administration of any Option;

(x)
to grant Options to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Officer or other Employee of the Company and such attorneys, consultants and accountants as it may select.

(c)
Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees, members of the Board and any Officers or Employees to whom authority to act for the Board is delegated by the Administrator or the Company shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

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5.
Eligibility. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants as the Administrator may determine from time to time. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company as the Administrator may determine from time to time. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.           Terms and Conditions of Options.

(a)
Designation of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(b)
Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon exercise of the Option, payment contingencies, and satisfaction of any performance criteria.

(c)
Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 9

(d)
Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Nonstatutory Stock Options shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Unless otherwise agreed to by the Administrator, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of a Nonstatutory Stock Option pursuant to this Section 6(d), and the responsibility to pay any taxes in connection with a Nonstatutory Stock Option shall remain with the Grantee notwithstanding any transfer other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(e)
Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other later date as is determined by the Administrator.

7.           Option Exercise Price, Consideration and Taxes.

(a)	Exercise Price. The exercise price for an Option shall be as follows:

(i)	In the case of an Incentive Stock Option:

(A)
granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)
granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b)
Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

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(i)	cash;

(ii)	check;

(iii)
surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)	payment through a broker-assisted cashless exercise program made available by the Company;

(v)	payment through a “net exercise” procedure established by the Company such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares; or

(vi)	any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)
Taxes. Upon exercise of an Option, if required by Applicable Law, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Option, if applicable, sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Option (calculated at the statutory minimum amount for such withholding).

8.           Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder.

(i)	Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

(ii)
An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

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(b)	Exercise of Option Following Termination of Continuous Service.

(i)
An Option may not be exercised after the termination date of such Option set forth in the Option Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Option Agreement.

(ii)
Where the Option Agreement permits a Grantee to exercise an Option following the termination of the Grantee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

(iii)
Any Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

9.           Conditions Upon Issuance of Shares.

(a)
If at any time the Administrator determines that the delivery of Shares pursuant to the exercise of an Option is or may be unlawful under Applicable Laws, the vesting or right to exercise an Option or to otherwise receive Shares pursuant to the terms of an Option shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)
The Administrator may provide that the Shares issued upon exercise of an Option shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise of such Option (including the actual or constructive surrender of Shares already owned by the Grantee) or payment of taxes arising in connection with an Option. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued under an Option, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Grantee and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

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10.
Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Option, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” or (iv) any distribution of cash or other assets to stockholders other than a normal cash dividend (collectively “adjustments”). Any such adjustments to outstanding Options will be effected in a manner that precludes the enlargement of rights and benefits under such Options and shall be designed to comply with Sections 409A and 424 of the Code (to the extent applicable). In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Options during certain periods of time. Such adjustments shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

11.           Corporate Transactions and Changes in Control.

(a)
Termination of Option to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Plan shall terminate. However, all such Options shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)	Acceleration of Option Upon Corporate Transaction or Change in Control.

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(i)
Corporate Transaction. Except as provided otherwise in an individual Option Agreement, in the event of a Corporate Transaction, for the portion of each Option that is neither Assumed nor Replaced, such portion of the Option shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Option, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii)
Change in Control. Except as provided otherwise in an individual Option Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Option, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c)
Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.
Effective Date and Term of Plan. Subject to approval of the Plan by the stockholders of the Corporation prior to 12 months following the date of grant of the first Option hereunder, this Plan shall be deemed effective as of the date it is adopted by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Options may be granted under the Plan upon its becoming effective.

13.           Amendment, Suspension or Termination of the Plan.

(a)
The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b)	No Option may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Options already granted to a Grantee.

14.
Limitation of Liability. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 14

15.
No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.
No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan”, “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.
Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 15

19.
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.
Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Arizona to the extent not preempted by federal law. Any reference in this Plan or in the agreement or other document evidencing any Options to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

The foregoing 2016 Incentive and Nonstatutory Stock Option Plan (consisting of 16 pages, including this page) was duly adopted and approved by the Board of Directors on April 25, 2016.

/s/ Connie Grennan
Connie Grennan,
Secretary

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 16

ELIO MOTORS, INC.
2016 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
NOTICE OF STOCK OPTION AWARD

[Grantee’s Name and Address]:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Award:

Exercise Price per Share:

Total Number of Shares
Subject to the Option (the “Shares”):

Total Exercise Price:

Type of Option:	☐ Incentive Stock Option
☐ Nonstatutory Stock Option

Expiration Date:

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule: _________________________________________________________________

Definition:

“Cause” shall mean a finding by the Administrator, with respect to the termination by the Company or a Related Entity, that the Grantee (i) committed theft, dishonesty or falsification of any documents or records related to the Company or any of its Related Entities; (ii) improperly used or disclosed the Company’s or any of its Related Entity’s confidential or proprietary information; (iii) took any action which has a material detrimental effect on the reputation or business of the Company or any of its Related Entities; (iv) failed or was unable to perform any reasonable assigned duties, provided, however, that if such failure or inability is reasonably capable of being cured, the Grantee is provided with a reasonable opportunity to cure such failure or inability; (v) materially breached any employment or service agreement between the Grantee and the Company or any of its Related Entities or applicable policy of the Company or any of its Related Entities, which breach is not cured pursuant to the terms of such agreement or policy; or (vi) was convicted (including any plea of guilty or nolo contendere) of any criminal act that, in the determination of the Board, impairs the Grantee’s ability to perform his or her duties with the Company or any of its Related Entities.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 17

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

ELIO MOTORS, INC.

Date:	By:
Name:
Title:

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 18

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 14 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.
GRANTEE

Date:	Signature:
Name:

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 19

ELIO MOTORS, INC.
 2016 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
STOCK OPTION AWARD AGREEMENT

1.
Grant of Option. Elio Motors, Inc., an Arizona corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2016 Incentive and Nonstatutory Stock Option Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.           Exercise of Option.

(a)
Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)
Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and, if required, all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 20

(c)
Taxes. To the extent required by Applicable Law, upon exercise of the Option, the Company or the Grantee’s employer may offset or (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations. Furthermore, in the event of any determination that the Company has failed to collect a sum sufficient to pay all taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

3.
Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)	cash;

(b)	check;

(c)
surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)
if permitted by the Administrator, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(e)
if permitted by the Administrator, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 21

4.
Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5.	Termination or Change of Continuous Service.

(a)
In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such change in status.

(b)
In the event the Grantee’s Continuous Service is terminated by the Company or a Related Entity for Cause (other than pursuant to clause (iv) or (v) of the definition of Cause), the Grantee may, but only within thirty (30) days commencing on the date of Grantee’s termination (“Termination Date”) but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date.

(c)
In the event the Grantee’s Continuous Service is terminated by the Company or a Related Entity for Cause pursuant to clause (iv) or (v) of the definition of Cause or terminated by the Grantee for any reason, the Grantee may, but only within ninety (90) days commencing on the Termination Date but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date.

(d)
In the event the Grantee’s Continuous Service is terminated by the Company or a Related Entity without Cause the Grantee may, but only within ninety (90) days commencing on the Termination Date but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date.

(e)
The post-termination exercise periods described in this Section 5 shall commence on the Termination Date. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 22

(f)	If the Grantee does not exercise the Option within the applicable post-termination exercise period, the Option shall terminate.

6.
Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within one hundred eighty (180) days commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date. If the Grantee does not exercise the Option within the time specified herein, the Option shall terminate.

7.
Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within one hundred eighty (180) days commencing on the date of death (but in no event later than the Expiration Date). If the Option is not exercised within the time specified herein, the Option shall terminate.

8.
Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Nonstatutory Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that a Nonstatutory Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Nonstatutory Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9.
Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10.
Tax Consequences. The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 23

11.
Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.
Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

13.
Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.
Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the District of Arizona (or should such court lack jurisdiction to hear such action, suit or proceeding, in an Arizona state court in the County of Maricopa) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

[Signature page follows]

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 24

[Signature page to Stock Option Award Agreement]

Submitted by Grantee:	Accepted by:

ELIO MOTORS, INC.
an Arizona corporation

By:	By:

Name:	Name:

Its:

Date:	Date:

Address:	Address: 2942 North 24th Street, Suite 114-700
Phoenix, AZ 85016

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 25

EXHIBIT A
ELIO MOTORS, INC.
2016 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
EXERCISE NOTICE

Elio Motors, Inc.
2942 North 24th Street, Suite 114-700
Phoenix, AZ 85016
Attention: Secretary

1.
Exercise of Option. Effective as of today, ______________, 20___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase _____________ shares of the Common Stock (the “Shares”) of Elio Motors, Inc. (the “Company”) under and pursuant to the Company’s 2016 Incentive and Nonstatutory Stock Option Plan, as amended from time to time (the “Plan”) and the [ ] Incentive [ ] Nonstatutory Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated _____________, 20___.

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.
Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.
Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

4.
Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(e) of the Option Agreement.

5.
Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 26

6.
Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and has made arrangements to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

7.
Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.
Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.
Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.
Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 27

13.
Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by Grantee:	Accepted by:

ELIO MOTORS, INC.
an Arizona corporation

By:	By:

Name:	Name:

Its:

Date:	Date:

Address:	Address: 2942 North 24th St, Suite 114-700
Phoenix, AZ 85016

Elio Motors, Inc. 2016 Incentive and Nonstatutory Stock Option Plan – page 28